CUSTODY AGREEMENT

     AGREEMENT, dated as of April ___, 2013 between Flaherty & Crumrine Dynamic Preferred and Income Fund Incorporated, a corporation organized and existing under the laws of the State of Maryland having its principal office and place of business at 301 East Colorado Boulevard, Suite 720, Pasadena, CA 91101 (the “Fund”) and The Bank of New York Mellon, a New York corporation authorized to do a banking business having its principal office and place of business at One Wall Street, New York, New York 10286 (“Custodian”).

W I T N E S S E T H:

that for and in consideration of the mutual promises hereinafter set forth the Fund and Custodian agree as follows:

ARTICLE I
DEFINITIONS

     Whenever used in this Agreement, the following words shall have the meanings set forth below:

     1. “Authorized Person” shall be any person, whether or not an officer or employee of the Fund, duly authorized by the Fund’s board to execute any Certificate or to give any Oral Instruction with respect to one or more Accounts, such persons to be designated in a Certificate annexed hereto as Schedule I hereto or such other Certificate as may be received by Custodian from time to time.

     2. “BNY Affiliate” shall mean any office, branch, or direct or indirect subsidiary of the Custodian’s parent company, The Bank of New York Mellon Corporation.

     3. “Book-Entry System” shall mean the Federal Reserve/Treasury book-entry system for receiving and delivering securities, its successors and nominees.

     4. “Business Day” shall mean any day on which Custodian and relevant Depositories are open for business.

     5. “Certificate” shall mean any notice, instruction, or other instrument in writing, authorized or required by this Agreement to be given to Custodian, which is actually received by Custodian by letter or facsimile transmission and signed on behalf of the Fund by an Authorized Person or a person reasonably believed by Custodian to be an Authorized Person.

     6. “Composite Currency Unit” shall mean the Euro or any other composite currency unit consisting of the aggregate of specified amounts of specified currencies, as such unit may be constituted from time to time.

     7. “Depository” shall include (a) the Book-Entry System, (b) the Depository Trust Company, (c) any other “securities depository” as defined in Rule 17f-4 under the 1940 Act that is registered with the Securities and Exchange Commission and identified as such to the Fund from time to time.

     8. “Foreign Depository” shall mean (a) Euroclear, (b) Clearstream Banking, societe anonyme, (c) any other Eligible Securities Depository as defined in Rule 17f-7 under the 1940 Act and identified to the Fund as such from time to time.

     9. “Instructions” shall mean communications actually received by Custodian by S.W.I.F.T., tested telex, letter, facsimile transmission, or other method or system specified by Custodian as available for use in connection with the services hereunder. Except for communications via S.W.I.F.T., the individual providing such communications must be readily determinable by the Custodian for such communications to be considered Instructions.

     10. “Oral Instructions” shall mean verbal instructions received by Custodian from an Authorized Person or from a person reasonably believed by Custodian to be an Authorized Person.

     11. “Series” shall mean the various portfolios, if any, of the Fund listed on Schedule II hereto, and if none are listed references to Series shall be references to the Fund.

     12. “Securities” shall include, without limitation, any common stock and other equity securities, bonds, debentures and other debt securities, notes, mortgages or other obligations, and any instruments representing rights to receive, purchase, or subscribe for the same, or representing any other rights or interests therein (whether represented by a certificate or held in a Depository or by a Subcustodian), as well as, collateral in lieu of futures, swaps, options and other derivative instruments; and with regard to non-bank assets, such as loans, as may be mutually agreed upon by the parties hereto.

     13. “Subcustodian” shall mean a bank (including any branch thereof) or other financial institution (other than a Foreign Depository) located outside the U.S. which is utilized by Custodian in connection with the purchase, sale or custody of Securities hereunder and identified to the Fund from time to time, that in each case meets the definition of “Eligible Foreign Custodian” as defined in Rule 17f-5 under the 1940 Act.

     14. “1940 Act” shall mean the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

ARTICLE II
APPOINTMENT OF CUSTODIAN; ACCOUNTS;
REPRESENTATIONS, WARRANTIES, AND COVENANTS

     1. (a) The Fund hereby appoints Custodian as custodian of all Securities and cash at any time delivered to Custodian during the term of this Agreement, and authorizes Custodian to hold Securities in registered form in its name or the name of its nominees. Custodian hereby accepts such appointment and agrees to establish and maintain one or more securities accounts and cash accounts for each Series in which Custodian will hold Securities and cash as provided herein and in accordance with Section 17 of the 1940 Act. Custodian shall maintain books and records segregating the assets of each Series from the assets held by Custodian of any other Series. Such accounts (each, an “Account”; collectively, the “Accounts”) shall be in the name of the Fund.

          (b) Custodian may from time to time establish on its books and records such sub-accounts within each Account as the Fund and Custodian may agree upon in writing (each a “Segregated Account”), and Custodian shall reflect therein such assets as the Fund may specify in a Certificate or Instructions.

          (c) Custodian may from time to time establish pursuant to a written agreement with and for the benefit of a broker, dealer, future commission merchant or other third party identified in a Certificate or Instructions such accounts on such terms and conditions, which may include Custodian lien subordination terms, as the Fund and Custodian shall agree in writing, and Custodian shall transfer to such account such Securities and money as the Fund may specify in a Certificate or Instructions.

     2. The Fund hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each delivery of a Certificate or each giving of Oral Instructions or Instructions by the Fund, that:

          (a) It is duly organized and existing under the laws of the jurisdiction of its organization, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;

          (b) This Agreement has been duly authorized and executed and, assuming due authorization, execution and delivery by Custodian, delivered by the Fund, approved by a resolution of its board, and constitutes a valid and legally binding agreement of the Fund, enforceable against the Fund in accordance with its terms, except as affected by an implied covenant of good faith and fair dealing, or as rights to indemnity may be limited by federal or state securities and other applicable laws and subject to the qualification that the enforceability of the Fund’s obligations hereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally and by general equitable principles; and there is no statute, regulation, rule, order or judgment binding on the Fund, and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement;

          (c) It is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted;

          (d) It will not use the services provided by Custodian hereunder in any manner that is, or will result in, a violation of any law, rule or regulation applicable to the Fund;

          (e) The Fund or its investment adviser has determined that the custody arrangements of each Foreign Depository identified in writing to the Fund provides reasonable safeguards against the custody risks associated with maintaining assets with such Foreign Depository within the meaning of Rule 17f-7 under the 1940 Act and that use of each Subcustodian which Custodian is authorized to utilize in accordance with Section 1(a) of Article III hereof satisfies the applicable requirements of Rule 17f-5 under the 1940 Act, provided however, that to the extent that Custodian serves as Foreign Custody Manager to the Fund, the determination will be made by Custodian subject to the terms and conditions of a separate Foreign Custody Manager agreement entered into between the parties;

          (f) The Fund acknowledges the protections and risks associated with various methods of communications between the parties and it shall use commercially reasonable efforts to (i) safeguard and treat with commercially reasonable care any user and authorization codes, passwords and/or authentication keys and (ii) implement security procedures to be followed in connection therewith which provide a commercially reasonable degree of protection in light of its particular needs and circumstances. The Fund acknowledges and agrees, with the exception of a communication by S.W.I.F.T., that Custodian must be able to readily determine the individual providing an Instruction so as to verify such individual is an Authorized Person, otherwise such communication will not be considered an Instruction and Custodian will not act upon such communication as given, nor have any further responsibility with regard to such communication;

          (g) It shall manage its borrowings, including, without limitation, any advance or overdraft (including any day-light overdraft) in the Accounts, so that the aggregate of its total borrowings for each Series does not exceed the amount such Series is permitted to borrow under the 1940 Act;

          (h) Its transmission or giving of, and Custodian acting upon and in reliance on, Certificates, Instructions, or Oral Instructions pursuant to this Agreement shall at all times comply with the 1940 Act;

          (i) It shall impose and maintain restrictions on the destinations to which cash may be disbursed by Instructions to ensure that each disbursement is for a proper purpose; and

          (j) It has the right to make the pledge and grant the security interest and security entitlement to Custodian contained in Section 1 of Article V hereof, free of any right of redemption or prior claim of any other person or entity.

     3. The Custodian hereby represents and warrants, which representations and warranties shall be continuing and shall be deemed to be reaffirmed upon each delivery of a Certificate or each giving of Oral Instructions or Instructions by the Fund, that:

          (a) It is a bank duly organized and validly existing and in good standing under the laws of the State of New York, with full power to carry on its business as now conducted, to enter into this Agreement, and to perform its obligations hereunder;

          (b) It is qualified to serve as a custodian pursuant to Section 17(f)(1)(A) of the 1940 Act and is a U.S. Bank as defined in Rule 17f-5 under the 1940 Act;

          (c) This Agreement has been duly authorized and executed and, assuming due authorization, execution and delivery by the Fund, delivered by Custodian and constitutes a valid and legally binding agreement of Custodian, enforceable against Custodian in accordance with its terms, except as affected by an implied covenant of good faith and fair dealing, or as rights to indemnity may be limited by federal or state securities and other applicable laws and subject to the qualification that the enforceability of Custodian’s obligations hereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally and by general equitable principles; and there is no statute, regulation, rule, order or judgment binding on Custodian, and no provision of its charter or by-laws, nor of any mortgage, indenture, credit agreement or other contract binding on it or affecting its property, which would prohibit its execution or performance of this Agreement.

          (d) It is conducting its business in substantial compliance with all applicable laws and requirements, both state and federal, and has obtained all regulatory licenses, approvals and consents necessary to carry on its business as now conducted.

     4. The Fund hereby covenants that it shall from time to time complete and execute and deliver to Custodian upon Custodian’s request a Form FR U-1 (or successor form) whenever the Fund borrows from Custodian any money to be used for the purchase or carrying of margin stock as defined in Federal Reserve Regulation U.

ARTICLE III
CUSTODY AND RELATED SERVICES

     1. (a) Subject to the terms hereof, the Fund hereby authorizes Custodian to hold any Securities received by Custodian from time to time for the Fund’s account. Provided Custodian exercises commercially reasonable care (in light of prevailing rules, practices and procedures in the relevant market) in its selection, retention and supervision, Custodian shall be entitled to utilize, subject to subsection (c) of this Section 1, Depositories, Subcustodians, and, subject to subsection (d) of this Section 1, Foreign Depositories, to the extent possible in connection with its performance hereunder. Securities and cash held in a Depository or Foreign Depository will be held subject to the rules, terms and conditions of such entity. Securities and cash held through Subcustodians shall be held subject to the terms and conditions of Custodian’s agreements with such Subcustodians. Subcustodians may be authorized to hold Securities in Foreign Depositories in which such Subcustodians participate. Unless otherwise required by local law or practice or a particular subcustodian agreement, Securities deposited with a Subcustodian, a Depositary or a Foreign Depository will be held in a commingled account, in the name of Custodian, holding only Securities held by Custodian as custodian for its customers. Custodian shall identify on its books and records the Securities and cash belonging to the Fund, whether held directly or indirectly through Depositories, Foreign Depositories, or Subcustodians. Custodian shall, directly or indirectly through Subcustodians, Depositories, or Foreign Depositories, endeavor, to the extent feasible, to hold Securities in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for cancellation and/or payment and/or registration, or where such Securities are acquired. Custodian at any time may cease utilizing any Subcustodian and/or may replace a Subcustodian with a different Subcustodian (the “Replacement Subcustodian”). In the event Custodian selects a Replacement Subcustodian, Custodian shall not utilize such Replacement Subcustodian until after the Fund’s board or foreign custody manager has determined that utilization of such Replacement Subcustodian satisfies the requirements of the 1940 Act and Rule 17f-5 thereunder. Notwithstanding any other provisions hereof, with respect to any losses incurred by the Fund as a result of the acts or the failure to act by any Subcustodian (other than a BNY Affiliate), the Custodian shall take appropriate action to recover such losses from such Subcustodian. For the avoidance of doubt, it is acknowledged and agreed that Custodian shall be liable for the acts or omissions of any Subcustodian that is a BNY Affiliate or such other Subcustodians selected or appointed by Custodian in breach of its standard of care hereunder.

          (b) Unless Custodian has received a Certificate or Instructions to the contrary, Custodian shall hold Securities indirectly through a Subcustodian only if (i) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors or operators, including a receiver or trustee in bankruptcy or similar authority, except for a claim of payment for the safe custody or administration of Securities on behalf of the Fund by such Subcustodian, and (ii) beneficial ownership of the Securities is freely transferable without the payment of money or value other than for safe custody or administration.

          (c) With respect to each Depository, Custodian (i) shall act in good faith without negligence and exercise due care in accordance with reasonable commercial standards in discharging its duties as a securities intermediary to obtain and thereafter maintain Securities or financial assets deposited or held in such Depository, and (ii) will provide, promptly upon request by the Fund, such reports as are available concerning the internal accounting controls and financial strength of Custodian.

          (d) With respect to each Foreign Depository, Custodian shall exercise reasonable care, prudence, and diligence (i) to provide the Fund with an analysis of the custody risks associated with maintaining assets with the Foreign Depository, and (ii) to monitor such custody risks on a continuing basis and promptly notify the Fund of any material change in such risks. The Fund acknowledges and agrees that such analysis and monitoring shall be made on the basis of, and limited by, information gathered from Subcustodians or through publicly available information otherwise obtained by Custodian, and shall not include any evaluation of Country Risks. As used herein the term “Country Risks” shall mean with respect to any Foreign Depository: (a) the financial infrastructure of the country in which it is organized, (b) such country’s prevailing custody and settlement practices, (c) nationalization, expropriation or other governmental actions, (d) such country’s regulation of the banking or securities industry, (e) currency controls, restrictions, devaluations or fluctuations, and (f) market conditions which affect the order execution of securities transactions or affect the value of securities.

     2. Custodian shall furnish the Fund with an advice of daily transactions (including a confirmation of each transfer of Securities) and a monthly summary, or summary for such other period as the Fund may reasonably request, of all transfers to or from the Accounts.

     3. With respect to all Securities held hereunder, Custodian shall, unless otherwise instructed to the contrary:

          (a) Receive all income and other payments and advise the Fund as promptly as practicable of any such amounts due but not paid;

          (b) Present for payment and receive the amount paid upon all Securities which may mature and advise the Fund as promptly as practicable of any such amounts due but not paid;

          (c) Forward to the Fund copies of all information or documents that it may actually receive from an issuer of Securities which, in the commercially reasonable judgment of Custodian, are intended for the beneficial owner of Securities;

          (d) Execute, as custodian, any certificates of ownership, affidavits, declarations or other certificates under any tax laws now or hereafter in effect in connection with the collection of bond and note coupons;

          (e) Hold directly or through a Depository, a Foreign Depository, or a Subcustodian all rights and similar Securities issued with respect to any Securities credited to an Account hereunder; and

          (f) Endorse for collection checks, drafts or other negotiable instruments.

     4. (a) Custodian shall as promptly as practicable under the circumstances, notify the Fund of rights or discretionary actions with respect to Securities held hereunder, and of the date or dates by when such rights must be exercised or such action must be taken, provided that Custodian has actually received, from the issuer or the relevant Depository (with respect to Securities issued in the United States) or from the relevant Subcustodian, Foreign Depository, or a nationally or internationally recognized bond or corporate action service to which Custodian subscribes, timely notice of such rights or discretionary corporate action or of the date or dates such rights must be exercised or such action must be taken. Absent actual receipt of such notice (which failure to receive is not caused by Custodian’s own negligence, willful misfeasance, willful misconduct or reckless disregard), Custodian shall have no liability for failing to so notify the Fund.

          (b) Whenever Securities (including, but not limited to, warrants, options, tenders, options to tender or non-mandatory puts or calls) confer discretionary rights on the Fund or provide for discretionary action or alternative courses of action by the Fund, the Fund shall be responsible for making any decisions relating thereto and for directing Custodian to act. In order for Custodian to act, it must receive the Fund’s Certificate or Instructions at Custodian’s offices, addressed as Custodian may from time to time request, not later than noon (New York time) at least two (2) Business Days prior to the last scheduled date to act with respect to such Securities (or such earlier date or time as Custodian may specify to the Fund). Absent Custodian’s timely receipt of such Certificate or Instructions, Custodian shall not be liable for failure to take any action relating to or to exercise any rights conferred by such Securities.

     5. All voting rights with respect to Securities, however registered, shall be exercised by the Fund or its designee. Custodian will make available to the Fund proxy voting services upon the request of, and for the jurisdictions selected by, the Fund in accordance with terms and conditions to be mutually agreed upon by Custodian and the Fund.

     6. Custodian shall promptly advise the Fund upon Custodian’s actual receipt of notification of the partial redemption, partial payment or other action affecting less than all Securities of the relevant class. If Custodian, any Subcustodian, any Depository, or any Foreign Depository holds any Securities in which the Fund has an interest as part of a fungible mass, Custodian, such Subcustodian, Depository, or Foreign Depository may select the Securities to participate in such partial redemption, partial payment or other action in any non-discriminatory manner that it customarily uses to make such selection.

     7. Custodian shall not under any circumstances accept bearer interest coupons which have been stripped from United States federal, state or local government or agency securities unless explicitly agreed to by Custodian in writing.

     8. The Fund shall be liable for all taxes, assessments, duties and other governmental charges, including any interest or penalty with respect thereto (“Taxes”), with respect to any cash or Securities held on behalf of the Fund or any transaction related thereto. The Fund shall indemnify Custodian and each Subcustodian for the amount of any Tax that Custodian, any such Subcustodian or any other withholding agent is required under applicable laws (whether by assessment or otherwise) to pay on behalf of, or in respect of income earned by or payments or distributions made to or for the account of the Fund (including any payment of Tax required by reason of an earlier failure to withhold). Custodian shall, or shall instruct the applicable Subcustodian or other withholding agent to, withhold the amount of any Tax which is required to be withheld under applicable law upon collection of any dividend, interest or other distribution made with respect to any Security and any proceeds or income from the sale, loan or other transfer of any Security. In the event that Custodian or any Subcustodian is required under applicable law to pay any Tax on behalf of the Fund, Custodian is hereby authorized to withdraw cash from any cash account in the amount required to pay such Tax and to use such cash, or to remit such cash to the appropriate Subcustodian or other withholding agent, for the timely payment of such Tax in the manner required by applicable law. If the aggregate amount of cash in all cash accounts is not sufficient to pay such Tax, Custodian shall promptly notify the Fund of the additional amount of cash (in the appropriate currency) required, and the Fund shall directly deposit such additional amount in the appropriate cash account promptly after receipt of such notice, for use by Custodian as specified herein. In the event that Custodian reasonably believes that Fund is eligible, pursuant to applicable law or to the provisions of any tax treaty, for a reduced rate of, or exemption from, any Tax which is otherwise required to be withheld or paid on behalf of the Fund under any applicable law, Custodian shall, or shall instruct the applicable Subcustodian or withholding agent to, either withhold or pay such Tax at such reduced rate or refrain from withholding or paying such Tax, as appropriate; provided that Custodian shall have received from the Fund all documentary evidence of residence or other qualification for such reduced rate or exemption required to be received under such applicable law or treaty. In the event that Custodian reasonably believes that a reduced rate of, or exemption from, any Tax is obtainable only by means of an application for refund, Custodian and the applicable Subcustodian shall have no responsibility for the accuracy or validity of any forms or documentation provided by the Fund to Custodian hereunder. In the absence of Custodian’s own negligence, willful misfeasance, willful misconduct and reckless disregard in discharging its duties as contemplated in this Agreement, the Fund hereby agrees to indemnify and hold harmless Custodian and each Subcustodian in respect of any liability arising from any underwithholding or underpayment of any Tax which results from the inaccuracy or invalidity of any such forms or other documentation, and such obligation to indemnify shall be a continuing obligation of the Fund, its successors and assigns for a period of ten years following the termination of this Agreement.

     9. (a) For the purpose of settling Securities and foreign exchange transactions, the Fund shall provide Custodian with sufficient immediately available funds for all transactions by such time and date as conditions in the relevant market dictate. As used herein, “sufficient immediately available funds” shall mean either (i) sufficient cash denominated in U.S. dollars to purchase the necessary foreign currency, or (ii) sufficient applicable foreign currency, to settle the transaction. Custodian shall provide the Fund with immediately available funds each day which result from the actual settlement of all sale transactions, based upon advices received by Custodian from Subcustodians, Depositories, and Foreign Depositories. Such funds shall be in U.S. dollars or such other currency as the Fund may specify to Custodian.

          (b) Any foreign exchange transaction effected by Custodian in connection with this Agreement may be entered with Custodian or a BNY Affiliate acting as principal or otherwise through customary banking channels. The Fund may, but is not required to, issue a standing Certificate or Instructions with respect to foreign exchange transactions, but Custodian may establish rules or limitations concerning any foreign exchange facility made available to the Fund. The Fund shall bear all risks of investing in Securities or holding cash denominated in a foreign currency.

     10. Until such time as Custodian receives a Certificate to the contrary with respect to a particular Security, Custodian may not release the identity of the Fund to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and shareholder.

ARTICLE IV
PURCHASE AND SALE OF SECURITIES;
CREDITS TO ACCOUNT

     1. Promptly after each purchase or sale of Securities by the Fund, the Fund shall deliver to Custodian a Certificate or Instructions, or with respect to a purchase or sale of a Security generally required to be settled on the same day the purchase or sale is made, Oral Instructions specifying all information Custodian may reasonably request to settle such purchase or sale. Custodian shall account for all purchases and sales of Securities on the actual settlement date unless otherwise agreed by the Fund and Custodian.

     2. The Fund understands that when Custodian is instructed to deliver Securities against payment, delivery of such Securities and receipt of payment therefor may not be completed simultaneously. Notwithstanding any provision in this Agreement to the contrary, settlements, payments and deliveries of Securities may be effected by Custodian or any Subcustodian in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction in which the transaction occurs, including, without limitation, delivery to a purchaser or dealer therefor (or agent) against receipt with the expectation of receiving later payment for such Securities. In the absence of Custodian’s negligence, willful misfeasance, willful misconduct and reckless disregard in discharging its duties as contemplated in this Agreement, or its material breach of this Agreement with respect to the delivery of Securities, the Fund assumes full responsibility for the risks, including, without limitation, credit risks, involved in connection with such deliveries of Securities.

     3. Subject to Article V hereof, Custodian may, as a matter of bookkeeping convenience or by separate agreement with the Fund, credit the Account with the proceeds from the sale, redemption or other disposition of Securities or interest, dividends or other distributions payable on Securities prior to its actual receipt of final payment therefor. All such credits shall be conditional until Custodian’s actual receipt of final payment and may be reversed by Custodian to the extent that final payment is not received. Payment with respect to a transaction will not be “final” until Custodian shall have received immediately available funds which under applicable local law, rule and/or practice are irreversible and not subject to any security interest, levy or other encumbrance, and which are specifically applicable to such transaction.

ARTICLE V
OVERDRAFTS OR INDEBTEDNESS

     1. If Custodian should in its sole discretion advance funds on behalf of any Series which results in an overdraft (including, without limitation, any day-light overdraft) because (i) the money held by Custodian in an Account for such Series shall be insufficient to pay the total amount payable upon a purchase of Securities specifically allocated to such Series, as set forth in a Certificate, Instructions or Oral Instructions, or (ii) if an overdraft arises in the separate account of a Series for some other reason, including, without limitation, because of a reversal of a conditional credit or the purchase of any currency ((i) and (ii) together an “Overdraft”), or if upon the direction of the Fund, the Fund becomes indebted to Custodian with respect to a Series, including any indebtedness to The Bank of New York Mellon under the Fund’s Cash Management and Related Services Agreement (except a borrowing for investment or for temporary or emergency purposes using Securities as collateral pursuant to a separate agreement and subject to the provisions of Section 2 of this Article) (the “Indebtedness”), such Overdraft or Indebtedness shall be deemed to be a loan made by Custodian to the Fund for such Series payable on demand and shall bear interest from the date incurred at a rate per annum ordinarily charged by Custodian to its institutional customers, as such rate may be adjusted from time to time. In addition, the Fund hereby agrees that Custodian shall to the maximum extent permitted by law have a continuing lien, security interest, and security entitlement in and to any property, including, without limitation, any investment property or any financial asset, of such Series at any time held by Custodian for the benefit of such Series or in which such Series may have an interest which is then in Custodian’s possession or control or in possession or control of any third party acting in Custodian’s behalf. Custodian acknowledges that the Fund may from time to time enter into a written agreement with a broker, dealer, futures commission merchant or lender (“Lender”) identified in a Certificate or Instruction establishing a Segregated Account, and such written agreement may include Custodian lien subordination terms as agreed upon by the Fund and Custodian. The Fund authorizes Custodian, in its sole discretion, at any time to charge any such overdraft or indebtedness together with interest due thereon against any balance of account standing to such Series’ credit on Custodian’s books.

     2. If the Fund borrows money from any Lender (including Custodian if the borrowing is pursuant to a separate agreement) for investment or for temporary or emergency purposes using Securities held by Custodian hereunder as collateral for such borrowings, the Fund shall deliver to Custodian a Certificate specifying with respect to each such borrowing: (a) the Series to which such borrowing relates; (b) the name of the Lender, (c) the amount of the borrowing, (d) the time and date, if known, on which the loan is to be entered into, (e) the total amount payable to the Fund on the borrowing date, (f) the Securities to be delivered as collateral for such loan, including the name of the issuer, the title and the number of shares or the principal amount of any particular Securities, and (g) a statement specifying whether such loan and its collaterization is for investment purposes or for temporary or emergency purposes and that such loan is in conformance with the 1940 Act and the Fund’s prospectus. Custodian shall deliver on the borrowing date specified in a Certificate the specified collateral against payment by the Lender of the total amount of the loan payable, provided that the same conforms to the total amount payable as set forth in the Certificate. Custodian may, at the option of the Lender, keep such collateral in its possession, but such collateral shall be subject to all rights therein given the Lender by virtue of any promissory note or loan agreement subject to Section 1 of this Article. Custodian shall deliver such Securities as additional collateral as may be specified in a Certificate to collateralize further any transaction described in this Section. The Fund shall cause all Securities released from collateral status to be returned directly to Custodian, and Custodian shall receive from time to time such return of collateral as may be tendered to it. In the event that the Fund fails to specify in a Certificate the Series, the name of the issuer, the title and number of shares or the principal amount of any particular Securities to be delivered as collateral by Custodian, Custodian shall not be under any obligation to deliver any Securities.

ARTICLE VI
SALE AND REDEMPTION OF SHARES

     1. Whenever the Fund shall sell any shares issued by the Fund (“Shares”) it shall deliver to Custodian a Certificate or Instructions specifying the amount of money and/or Securities to be received by Custodian for the sale of such Shares and specifically allocated to an Account for such Series.

     2. Upon receipt of such money, Custodian shall credit such money to an Account in the name of the Series for which such money was received.

     3. Except as provided hereinafter, whenever the Fund desires Custodian to make payment out of the money held by Custodian hereunder in connection with a redemption of any Shares, it shall furnish to Custodian (a) a resolution of the Fund’s board directing the Fund’s transfer agent to redeem the Shares, and (b) a Certificate or Instructions specifying the total amount to be paid for such Shares. Custodian shall make payment of such total amount to the transfer agent specified in such Certificate or Instructions out of the money held in an Account of the appropriate Series.

ARTICLE VII
PAYMENT OF DIVIDENDS OR DISTRIBUTIONS

     1. Whenever the Fund shall determine to pay a dividend or distribution on Shares it shall furnish to Custodian Instructions or a Certificate setting forth with respect to the Series specified therein the date of the declaration of such dividend or distribution, the total amount payable, and the payment date.

     2. Upon the payment date specified in such Instructions or Certificate, Custodian shall pay out of the money held for the account of such Series the total amount payable to the dividend agent of the Fund specified therein.

ARTICLE VIII
CONCERNING CUSTODIAN

     1. (a) Except as otherwise expressly provided herein, Custodian shall not be liable for any costs, expenses, damages, liabilities or claims, including reasonable attorneys’ and accountants’ fees (collectively, “Losses”), incurred by or asserted against the Fund, except those Losses arising out of Custodian’s or a BNY Affiliate’s failure to act in good faith in a commercially reasonable manner and without negligence, willful misfeasance, willful misconduct or reckless disregard. Custodian shall have no liability whatsoever for the action or inaction of any Depositories or of any Foreign Depositories, except in each case to the extent such action or inaction is a direct result of the Custodian’s failure to exercise commercially reasonable care and fulfill its duties hereunder without negligence, willful misfeasance, willful misconduct or reckless disregard. With respect to any Losses incurred by the Fund as a result of the acts or any failures to act by any Subcustodian (other than a BNY Affiliate), Custodian shall take appropriate action to recover such Losses from such Subcustodian; and Custodian’s sole responsibility and liability to the Fund shall be limited to amounts so received from such Subcustodian (exclusive of costs and expenses incurred by Custodian). In no event shall Custodian or the Fund be liable to each other or any third party for special, indirect or consequential damages, or lost profits or loss of business, arising in connection with this Agreement, nor shall Custodian or any Subcustodian be liable: (i) for acting in accordance with any Instructions, Certificate or Oral Instructions actually received by Custodian and reasonably believed by Custodian to be given by an Authorized Person; (ii) for conclusively presuming that all disbursements of cash directed by the Fund, whether by a Certificate, an Oral Instruction, or an Instruction, are in accordance with Section 2(i) of Article II hereof; (iii) for holding property in any particular country, including, but not limited to, Losses resulting from nationalization, expropriation or other governmental actions; regulation of the banking or securities industry; exchange or currency controls or restrictions, devaluations or fluctuations; availability of cash or Securities or market conditions which prevent the transfer of property or execution of Securities transactions or affect the value of property; (iv) for any Losses due to forces reasonably beyond the control of Custodian, including without limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, or interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; provided that Custodian has taken steps that are commercially reasonable under the circumstances to mitigate such Losses; (v) for the insolvency of any Subcustodian (other than a BNY Affiliate), any Depository or any Foreign Depository, or, except to the extent such action or inaction is a direct result of the Custodian’s failure to exercise commercially reasonable care and to fulfill its duties hereunder without negligence, willful misfeasance, willful misconduct or reckless disregard; or (vi) for any Losses arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, including, without limitation, implementation or adoption of any rules or procedures of a Foreign Depository, which may affect, limit, prevent or impose costs or burdens on, the transferability, convertibility, or availability of any currency or Composite Currency Unit in any country or on the transfer of any Securities, and in no event shall Custodian be obligated to substitute another currency for a currency (including a currency that is a component of a Composite Currency Unit) whose transferability, convertibility or availability has been affected, limited, or prevented by such law, regulation or event, and to the extent that any such law, regulation or event imposes a cost or charge upon Custodian in relation to the transferability, convertibility, or availability of any cash currency or Composite Currency Unit, such cost or charge shall be for the account of the Fund, and Custodian may treat any account denominated in an affected currency as a group of separate accounts denominated in the relevant component currencies.

          (b) Custodian may enter into subcontracts, agreements and understandings with any BNY Affiliate, whenever and on such terms and conditions as it deems necessary or appropriate to perform its services hereunder. No such subcontract, agreement or understanding shall discharge Custodian from its obligations hereunder and Custodian shall be solely liable for all acts and omissions of such BNY Affiliate.

          (c) The Fund agrees to indemnify Custodian and hold Custodian harmless from and against any and all Losses sustained or incurred by or asserted against Custodian directly by reason of or as a result of any action or inaction, or arising out of Custodian’s performance hereunder, including reasonable fees and expenses of counsel incurred by Custodian in a successful defense of claims by the Fund; provided however, that the Fund shall not indemnify Custodian for those Losses arising out of Custodian’s own negligence, willful misfeasance, willful misconduct or reckless disregard. This indemnity shall be a continuing obligation of the Fund, its successors and assigns, for a period of two years following the termination of this Agreement.

          (d) Custodian agrees to indemnify the Fund and hold the Fund harmless from and against any and all Losses sustained or incurred by or asserted against the Fund directly by reason of or as a result of Custodian’s own negligence, willful misfeasance, willful misconduct or reckless disregard in performance of the services contemplated by this Agreement, including reasonable fees and expenses of counsel incurred by the Fund in a successful defense of claims by Custodian; provided however, that Custodian shall not indemnify the Fund for those Losses arising out of the Fund’s own negligence, willful misfeasance, willful misconduct or reckless disregard. This indemnity shall be a continuing obligation of Custodian, its successors and assigns, for a period of two years following the termination of this Agreement.

          (e) Custodian shall maintain in effect arrangements making reasonable provision for (i) periodic back-up of the computer files and data with respect to the Fund; and (ii) emergency use of electronic data processing equipment to provide services under this Agreement.

     2. Without limiting the generality of the foregoing, Custodian shall be under no obligation to inquire into, and shall not be liable for:

          (a) Any Losses incurred by the Fund or any other person as a result of the receipt or acceptance of fraudulent, forged or invalid Securities, or Securities which are otherwise not freely transferable or deliverable without encumbrance in any relevant market, unless Custodian knew or reasonably should have known based on its policies and procedures regarding the handling of physical securities that such Securities were fraudulent, forged or invalid;

          (b) The validity of the issue of any Securities purchased, sold, or written by or for the Fund, the legality of the purchase, sale or writing thereof, or the propriety of the amount paid or received therefor;

          (c) The legality of the sale or redemption of any Shares, or the propriety of the amount to be received or paid therefor;

          (d) The legality of the declaration or payment of any dividend or distribution by the Fund;

          (e) The legality of any borrowing by the Fund;

          (f) The legality of any loan of portfolio Securities, nor shall Custodian be under any duty or obligation to see to it that any cash or collateral delivered to it by a broker, dealer or financial institution or held by it at any time as a result of such loan of portfolio Securities is adequate security for the Fund against any loss it might sustain as a result of such loan, which duty or obligation shall be the sole responsibility of the Fund. In addition, Custodian shall be under no duty or obligation to see that any broker, dealer or financial institution to which portfolio Securities of the Fund are lent makes payment to it of any dividends or interest which are payable to or for the account of the Fund during the period of such loan or at the termination of such loan, provided, however that Custodian shall promptly notify the Fund in the event that such dividends or interest are not paid and received when due. For the avoidance of doubt, it is acknowledged and agreed that Custodian shall not lend any portfolio Security of the Fund except pursuant to a Certificate or as otherwise agreed to by the Fund in writing;

          (g) The sufficiency or value of any amounts of money and/or Securities held in any Segregated Account in connection with transactions by the Fund; whether any broker, dealer, futures commission merchant or clearing member makes payment to the Fund of any variation margin payment or similar payment which the Fund may be entitled to receive from such broker, dealer, futures commission merchant or clearing member, or whether any payment received by Custodian from any broker, dealer, futures commission merchant or clearing member is the amount the Fund is entitled to receive, or to notify the Fund of Custodian’s receipt or non-receipt of any such payment; or

          (h) Whether any Securities at any time delivered to, or held by it or by any Subcustodian, for the account of the Fund and specifically allocated to a Series are such as properly may be held by the Fund or such Series under the provisions of its then current prospectus and statement of additional information, or to ascertain whether any transactions by the Fund, whether or not involving Custodian, are such transactions as may properly be engaged in by the Fund.

     3. Custodian may, with respect solely to questions of law specifically regarding an Account, obtain the advice of reasonably selected, nationally recognized outside counsel (not objectionable to the Fund) and shall be fully protected with respect to anything done or omitted by it in good faith in conformity with the written opinion of such counsel, which shall be promptly shared with the Fund.

     4. Custodian shall be under no obligation to take action to collect any amount payable on Securities in default, or if payment is refused after due demand and presentment; provided that Custodian shall notify Fund of such default.

     5. Custodian shall have no duty or responsibility to inquire into, make recommendations, supervise, or determine the suitability of any transactions affecting any Account.

     6. The Fund shall pay to Custodian the fees, charges and expenses as may be specifically agreed upon from time to time.

     7. Subject to Article V thereof, Custodian has the right to debit any cash account for any undisputed amount payable by the Fund in connection with any and all obligations of the Fund to Custodian. In addition, and subject to Article V hereof, to the rights of Custodian under applicable law and other agreements, at any time when the Fund shall not have honored any of its obligations to Custodian, Custodian shall have the right without notice to the Fund to retain or set-off, against such obligations of the Fund, any Securities or cash Custodian or a BNY Affiliate may directly or indirectly hold for the account of the Fund, and any obligations (whether matured or unmatured) that Custodian or a BNY Affiliate may have to the Fund in any currency or Composite Currency Unit. Any such asset of, or obligation to, the Fund may be transferred to Custodian and any BNY Affiliate in order to effect the above rights.

     8. The Fund agrees to forward to Custodian a Certificate or Instructions confirming Oral Instructions by the close of business of the same day (or at such later time as agreed upon by the parties hereto) that such Oral Instructions are given to Custodian. The Fund agrees that the fact that such confirming Certificate or Instructions are not received or that a contrary Certificate or contrary Instructions are received by Custodian shall in no way affect the validity or enforceability of transactions authorized by such Oral Instructions and effected by Custodian. If the Fund elects to transmit Instructions through an on-line communications system offered by Custodian, the Fund’s use thereof shall be subject to the Terms and Conditions attached as Appendix I hereto. If Custodian receives Instructions which appear on their face to have been transmitted by an Authorized Person via (i) computer facsimile, email, the Internet or other insecure electronic method, or (ii) secure electronic transmission containing applicable authorization codes, passwords and/or authentication keys, the Fund understands and agrees that Custodian cannot determine the identity of the actual sender of such Instructions and that Custodian shall conclusively presume that such Instructions have been sent by an Authorized Person, and the Fund shall be responsible for ensuring that only Authorized Persons transmit such Instructions to Custodian. If the Fund elects (with Custodian’s prior consent) to transmit Instructions through an on-line communications service owned or operated by a third party, the Fund agrees that Custodian shall not be responsible or liable for the reliability or availability of any such service.

     9. The books and records pertaining to the Fund which are in possession of Custodian shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and the rules thereunder. The Fund, or its authorized representatives, shall have access to such books and records during Custodian’s normal business hours and at such other times as the Fund may reasonably request. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by Custodian to the Fund or its authorized representative. Upon the reasonable request of the Fund, Custodian shall provide in hard copy or on computer disc any records included in any such delivery which are maintained by Custodian on a computer disc, or are similarly maintained.

     10. It is understood that Custodian is authorized to supply any information regarding the Accounts which is required by any law, regulation or rule now or hereafter in effect. The Custodian shall provide the Fund with any report obtained by the Custodian on the system of internal accounting control of a Depository, and with such reports on its own system of internal accounting control as the Fund may reasonably request from time to time.

     11. Custodian shall have no duties or responsibilities except such duties and responsibilities as are contemplated hereunder, and no covenant or obligation shall be implied against Custodian except as contemplated by this Agreement.

ARTICLE IX
TERMINATION

     1. The Fund may terminate this Agreement (a) by giving notice to Custodian in writing specifying the date of such termination, which notice shall be not less than ninety (90) days after the date of the giving of such notice or (b) immediately in the event (i) of the appointment of a conservator or receiver for the other party or upon the happening of a like event to the Custodian at the direction of an appropriate agency or court of competent jurisdiction or (ii) that Custodian ceases to be a bank eligible to serve as a custodian of a registered investment company under the 1940 Act. Custodian may terminate this Agreement by giving notice to the Fund in writing specifying the date of such termination, which shall be not less than ninety (90) days after the date of giving of such notice. In the event such notice is given by the Fund, it shall be accompanied by a copy of a resolution of the board of the Fund, certified by the Secretary or any Assistant Secretary, electing to terminate this Agreement and designating a successor custodian or custodians, each of which shall be a bank or trust company eligible to serve as a custodian of a registered investment company under the 1940 Act. In the event such notice is given by Custodian, the Fund shall, on or before the termination date, deliver to Custodian a copy of a resolution of the board of the Fund, certified by the Secretary or any Assistant Secretary, designating a successor custodian or custodians. In the absence of such designation by the Fund, Custodian may designate a successor custodian which shall be a bank or trust company eligible to serve as custodian for a unit investment trust under the 1940 Act. Upon the date set forth in such notice this Agreement shall terminate, and Custodian shall upon receipt of a notice of acceptance by the successor custodian on that date deliver directly to the successor custodian all Securities and money then owned by the Fund and held by it as Custodian, after deducting all fees, expenses and other amounts for the payment or reimbursement of which it shall then be entitled and Custodian’s security interest in any and all property of the Series or the Fund shall automatically be released.

     2. If a successor custodian is not designated by the Fund or Custodian in accordance with the preceding Section, the Fund shall upon the date specified in the notice of termination of this Agreement and upon the delivery by Custodian of all Securities (other than Securities which cannot be delivered to the Fund) and money then owned by the Fund be deemed to be its own custodian and Custodian’s security interest in any and all such property of the Series or the Fund shall automatically be released, and Custodian shall thereby be relieved of all duties and responsibilities pursuant to this Agreement, other than the duty with respect to Securities which cannot be delivered to the Fund to hold such Securities hereunder in accordance with this Agreement.

ARTICLE X
MISCELLANEOUS

     1. The Fund agrees to furnish to Custodian a new Certificate of Authorized Persons in the event of any change in the then present Authorized Persons. Until such new Certificate is received, Custodian shall be fully protected in acting upon Certificates or Oral Instructions of such present Authorized Persons.

     2. Any notice or other instrument in writing, authorized or required by this Agreement to be given to Custodian, shall be sufficiently given if addressed to Custodian and received by it at its offices at One Wall Street, New York, New York 10286, or at such other place as Custodian may from time to time designate in writing.

     3. Any notice or other instrument in writing, authorized or required by this Agreement to be given to the Fund shall be sufficiently given if addressed to the Fund and received by it at its offices at 301 East Colorado Boulevard, Suite 720, Pasadena, CA 91101, Attn: Chad Conwell, or at such other place as the Fund may from time to time designate in writing.

     4. Each and every right granted to either party hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity, shall be cumulative and may be exercised from time to time. No failure on the part of either party to exercise, and no delay in exercising, any right will operate as a waiver thereof, nor will any single or partial exercise by either party of any right preclude any other or future exercise thereof or the exercise of any other right.

     5. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any exclusive jurisdiction, the validity, legality and enforceability of the remaining provisions shall not in any way be affected thereby. This Agreement may not be amended or modified in any manner except by a written agreement executed by both parties, except that any amendment to the Schedule I hereto need be signed only by the Fund and any amendment to Appendix I hereto need be signed only by Custodian. This Agreement shall extend to and shall be binding upon the parties hereto, and their respective successors and assigns; provided, however, that this Agreement shall not be assignable by either party without the written consent of the other.

     6. This Agreement shall be construed in accordance with the substantive laws of the State of New York, without regard to conflicts of laws principles thereof. The Fund and Custodian hereby consent to the jurisdiction of a state or federal court situated in New York City, New York in connection with any dispute arising hereunder. Each of the Fund and Custodian hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such proceeding brought in such a court and any claim that such proceeding brought in such a court has been brought in an inconvenient forum. The Fund and Custodian each hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or relating to this Agreement.

     7. The Fund hereby acknowledges that Custodian is subject to federal laws, including its Customer Identification Program (CIP) requirements under the USA PATRIOT Act and its implementing regulations, pursuant to which Custodian must obtain, verify and record information that allows Custodian to identify the Fund. Accordingly, prior to opening an Account hereunder Custodian will ask the Fund to provide certain information including, but not limited to, the Fund’s name, physical address, tax identification number and other information that will help Custodian to identify and verify the Fund’s identity such as organizational documents, certificate of good standing, license to do business, or other pertinent identifying information. The Fund agrees that Custodian cannot open an Account hereunder unless and until Custodian verifies the Fund’s identity in accordance with its CIP.

     8. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute only one instrument.

     IN WITNESS WHEREOF, the Fund and Custodian have caused this Agreement to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

FLAHERTY & CRUMRINE DYNAMIC
PREFERRED AND INCOME FUND
INCORPORATED

By:
Title:
Tax Identification No:

THE BANK OF NEW YORK MELLON

By:
Title:

SCHEDULE I
CERTIFICATE OF AUTHORIZED PERSONS
(The Fund - Oral and Written Instructions)

     The undersigned hereby certifies that he/she is the duly elected and acting ________________________ of Flaherty & Crumrine Dynamic Preferred and Income Fund Incorporated (the “Fund”), and further certifies that the following officers or employees of the Fund have been duly authorized in conformity with the Fund’s Declaration of Trust and By-Laws to deliver Certificates and Oral Instructions to The Bank of New York Mellon (“Custodian”) pursuant to the Custody Agreement between the Fund and Custodian dated _______________, and that the signatures appearing opposite their names are true and correct:

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

Name	Title	Signature

     This certificate supersedes any certificate of Authorized Persons you may currently have on file.

[seal]	By:
Title:

Date:

SCHEDULE II

SERIES

APPENDIX I

ELECTRONIC ACCESS SERVICES AGREEMENT

       This Electronic Access Services Agreement (“EASA”) between The Bank of New York Mellon (“BNYM”) and the Fund (“Client”) made as of the date of the Custody Agreement to which this Appendix I is attached, sets forth terms and conditions by which BNYM will provide the Electronic Delivery Mechanism, as defined below, to Client and those of its Affiliates identified on Schedule A to this Agreement (on whose behalf Client is legally authorized to contract and bind).

1. As used herein, “Electronic Delivery Mechanism” means the electronic mechanisms used by Client and its Authorized Users (e.g., BNYM Web Sites, Proprietary Software, related support services provided by Third Party Service Providers) through which BNYM provides to Client and its Authorized Users (a) Proprietary Information and Client Data, (b) other services set forth or referenced in an addendum to the EASA, if any, and (c) the support of those mechanisms. This EASA provides Client and its Authorized Users with read-only access to Proprietary Information and Client Data. Clients wishing to perform transactions through the Electronic Delivery Mechanism must execute a separate supplemental agreement covering such services.

       Capitalized terms used herein and not otherwise defined shall be defined as set forth in the Electronic Access Terms and Conditions.

2. The parties hereby incorporate by reference, as though fully set forth herein, the Electronic Access Terms and Conditions in effect as of the date of this EASA, a copy of which has been provided to Client (“Electronic Access Terms and Conditions” or “EATC”). The Electronic Access Terms and Conditions can also be found at the following web site:http://workbench.mellon.com/public/TermsandConditions_12-01-09.pdf

3. This EASA pertains to Electronic Delivery Mechanism only; other services provided by BNYM to Client shall be governed by separate agreements or by terms and conditions applicable to those services. Where there is any conflict between this EASA and any other agreement by and between Client and BNYM (inclusive of any predecessors) relating to Electronic Delivery Mechanism, the terms of this EASA shall prevail, unless expressly stated otherwise in such other agreement.

4. The term of this EASA commences on the date set forth above and continues until terminated as provided herein or in the EATC. Either BNYM or Client may terminate this EASA upon sixty (60) days written notice to the other party or as otherwise provided in the EATC.

5. This EASA, the EATC and any other supplements or addenda specifically agreed upon by the parties to this EASA, contain the entire agreement between the parties relating to the Electronic Delivery Mechanism and the provision through such Electronic Delivery Mechanism of Proprietary Information and Client Data, and supersede all prior written or oral communications between the parties on the subject.

6. If any provision of this EASA or the EATC is for any reason held to be invalid, illegal or unenforceable, the remaining provisions shall remain valid and enforceable, and the unenforceable provision shall be deemed to have been modified as appropriate to carry out, to the full extent possible, the intent of such provision.

7. This EASA may be amended by the parties through a written notice by BNYM to the Client, together with written acceptance by the Client of such amendment to this EASA. This Agreement is not assignable by either party without the prior written consent of the other, except that BNYM may assign this EASA to any Affiliate of BNYM without such prior consent. In addition to being subject to BNYM’s approval, any proposed assignment of this EASA by Client may be subject to further licensing requirements of Information Providers and Client agrees to take appropriate actions with respect to any such requirements. Any assignment in violation of this provision shall be void. This EASA and the EATC shall be binding upon and inures to the benefit of the parties hereto and their respective successors and permitted assigns.

8. This EASA is governed by and construed in accordance with the substantive laws of the State of New York without regard to its choice of law provisions. Each party waives the right to trial by jury in any action arising out of or relating to this EASA.